Exhibit 8.2

June 9, 2020

To:       NIO INC. (the “Company”)

20 Building, No. 56 AnTuo Road,

AnTing Town,

JiaDing District, Shanghai

The People’s Republic of China

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, and for the purpose of this opinion only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We have acted as the PRC counsel to the Company in connection with , the Company’s registration statement on Form F-3 (including all amendments or supplements thereto, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended), relating to the proposed offering of certain American depositary shares (the “ADSs”), each representing one Class A ordinary share of the Company, par value US$0.00025 per share.

A.	Documents and Assumptions

In rendering this opinion, we have examined originals or copies of the due diligence documents and other materials provided to us by the Company and the PRC Companies (as defined below), and such other documents, corporate records and certificates issued by the relevant Governmental Agencies in the PRC (collectively, the “Documents”).

In rendering this opinion, we have assumed without independent investigation that (the “Assumptions”):

(i)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(ii)	each of the parties to the Documents, other than the PRC Companies, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation and (ii) if an individual, has full capacity for civil conduct, and has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization;

(iii)	the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

(iv)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(v)	all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this legal opinion are true, correct and complete; and

(vi)	all the explanations and interpretations provided by the government officers, which duly reflect the official position of the relevant governmental agencies, and all the factual statements provided by the Company and the PRC Companies, including but not limited to the statements set forth in the Documents, are complete, true and correct.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“PRC Companies”	mean, collectively, all entities listed on Appendix A hereto, and each, a “PRC Company”.
“PRC Laws”

mean all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and supreme court judicial interpretations in the PRC currently in effect and publicly available on the date of this opinion.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that:

(1)	Taxation. The statements made in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation,” with respect to the PRC tax laws and regulations, constitute true and accurate descriptions of the matters described therein in all material aspects.

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

(a)	Our opinion is limited to the PRC laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

(b)	The PRC laws and regulations referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(c)	Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation, (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form, (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages, and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(d)	This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

(e)	We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC Companies and PRC government officials.

(f)	This opinion is intended to be used in the context which is specifically referred to herein.

(g)	We have not undertaken any independent investigation to ascertain the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company and the PRC Companies or the rendering of this opinion.

(h)	This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name in such Registration Statement.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement and may not be used for any other purpose without our prior written consent.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

Appendix A

List of PRC Companies

Name of PRC Companies
1.	NIO Co., Ltd. (上海蔚来汽车有限公司)
2.	NIO Technology Co., Ltd. (上海蔚来科技有限公司)
3.	Shanghai NIO New Energy Automobile Co., Ltd. (上海蔚来新能源汽车有限公司)
4.	NIO Energy Investment (Hubei) Co., Ltd. (蔚来能源投资（湖北）有限公司)
5.	Shanghai NIO Sales and Services Co., Ltd. (上海蔚来汽车销售服务有限公司)
6.	XPT (Jiangsu) Investment Co., Ltd. (蔚然（江苏）投资有限公司)
7.	Shanghai Anbin Technology Co., Ltd. (上海安缤科技有限公司)
8.	Beijing NIO Network Technology Co. Ltd. (北京蔚来网络科技有限公司)